Exhibit 3.2

UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF SEVERN BANCORP, INC.

April 18, 2019

The undersigned, being all of the Directors (the Board of Directors) of Severn Bancorp, Inc., a Maryland Corporation (the Company) for the purpose of taking action without a meeting of the Board of Directors pursuant to Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, as amended hereby adopt the following resolutions by unanimous consent in lieu of a special meeting:

WHEREAS, the Company was unable to file its Form 10-K with the SEC until April 17, 2019; and

WHEREAS, the filing on April 17, 2019 of the Form 10-K has delayed the scheduling of the Company’s annual meeting of shareholders, which is now set for May 16, 2019; and

WHEREAS, in order for the May 16, 2019 annual meeting of shareholders to be proper, certain amendments to the Bylaws of the Company (“Bylaws”) are needed; and

WHEREAS, the Board of Directors believes it is in the best interest of the Company and its shareholders to amend the Bylaws of the Company as below set forth.

NOW, THEREFORE be it RESOLVED, that the Board of Directors hereby amends the Bylaws of the Company so that Article II, Section 2 of the Bylaws are amended to allow the annual meeting of the shareholder to take place within 150 days after the end of the Company’s fiscal year; and

FURTHER RESOLVED, that Article II, Section 6 is amended to allow the record date for the determination of whether shareholders may be entitled to vote to be no more than 90 days prior to the date of a meeting of shareholders.

FURTHER RESOLVED, that this Unanimous Written Consent of the Board of Directors of the Company shall be filed with the minutes and records of the Company.

\s\Alan Hyatt	\s\John Lamon
Alan Hyatt	John Lamon

\s\Konrad Wayson	\s\Eric Keitz
Konrad Wayson	Eric Keitz

\s\Al Shields	\s\David S. Jones
Al Shields	David S. Jones

\s\Raymond S. Crosby	\s\James H. Johnson, Jr.
Raymond S. Crosby	James H. Johnson, Jr.

\s\M. Kathleen Sulick
M. Kathleen Sulick